Dated as of March 21, 2005

Forest Hill Select Offshore, Ltd.
Forest Hill Select Fund, L.P.
Lone Oak Partners, L.P.
c/o Forest Hill Capital, LLC
100 Morgan Keegan Drive - Suite 430
Little Rock, Arkansas 72202

Attention:  Mr. Mark A. Lee, Manager

Gentlemen:

      Reference is made to that certain Securities Purchase Agreement dated October 11, 2004 by and between MediaBay, Inc. (the "Company") and each of the purchasers set forth on Schedule A thereto (each, a "Purchaser", and collectively, the "Purchasers"), as amended on December 14, 2004 and February 8, 2005 (as amended, the "October Securities Purchase Agreement"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the October Securities Purchase Agreement.

      This letter agreement confirms the agreement of the parties that the Purchasers shall return (i) an aggregate 1,800,000 shares of Common Stock (the "Shares") and (ii) Warrants (the "Warrants") to purchase 400,000 shares of Common Stock at an exercise price of $0.83 per share during the five (5) year period commencing on October 11, 2004, issued pursuant to the October Securities Purchase Agreement, and in lieu thereof shall receive $900,000 of securities to be issued pursuant to that certain Securities Purchase Agreement dated the date hereof (the "Preferred Stock Purchase Agreement"), by and among the Company and each if the entities whose names appear on the signature pages thereof (the "Investors"), a copy of which is attached hereto as Exhibit A.

1. Return of Shares and Warrants. On the date hereof, the Purchasers shall return the stock certificates (the "Certificates") representing the Shares and Warrants, which certificates shall have attached to them stock powers endorsed in blank for transfer. Upon receipt of the Certificates, the Company shall (and shall cause its transfer agent to) cancel them on its books and records.

2. Issuance of New Securities. In consideration for returning the Shares and Warrants to the Company pursuant to Section 1, the Company shall credit the Purchasers $900,000 (pro rata based on their initial investment), which shall be applied towards the purchase of $900,000 of the Securities (as defined in the Preferred Stock Purchase Agreement) pursuant to the Preferred Stock Purchase Agreement. On the date hereof, the Purchasers shall execute and deliver to the Company a signature page to the Preferred Stock Purchase Agreement reflecting the investment set forth on Exhibit B and shall have all rights and obligations of an Investor under the Preferred Stock Agreement.

3. December Warrants and January Shares. The Purchasers shall not return to the Company the December Warrants or January Shares issued pursuant to the amendments to the October Securities Purchase Agreement. The Company shall register such January Shares and the shares underlying the December Warrants with the securities registered pursuant to that certain Registration Rights Agreement dated the date hereof by and between the Company and the Investors.

4. Miscellaneous.

      4.1 All communications hereunder will be in writing and, except as otherwise provided, will be delivered at, or mailed by certified mail, return receipt requested, or telegraphed to, the following addresses: if to the Purchasers, addressed to them c/o Forest Hill Capital, LLC, 100 Morgan Keegan Drive - Suite 430, Little Rock, Arkansas 72202, Attention: Mark A. Lee, Manager; if to the Company to: MediaBay, Inc., 2 Ridgedale Avenue, Cedar Knolls, New Jersey 07962, Attention: Mr. John F. Levy, Chief Financial Officer, with a copy to Blank Rome, LLP, Attention: Robert J. Mittman, Esq., 405 Lexington Avenue, New York, New York 10174.

      4.2 This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each Purchaser and the Company (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement, shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, unless such court shall have refused such jurisdiction, (ii) waives any objection which the Purchaser or the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Each Purchaser and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Purchaser or the Company, as the case may be, mailed by certified mail to such Purchaser's address or the Company's address, as the case may be, set forth in Section 4.1 of this Agreement shall be deemed in every respect effective service of process upon such Purchaser or the Company, as the case may be, in any such suit, action or proceeding.


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

            4.3 Each party hereto agrees to use its reasonable best efforts to take any action which may be necessary or appropriate or reasonably requested by the other party hereto in order to effectuate or implement the provisions of this Agreement.

            4.4 The rights and obligations of the parties under this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

            4.5 Each Purchaser understands that the Company intends to issue a press release regarding the terms of this Agreement as soon as practical after the Closing Date and consents to the Company's issuance of a press release relating to this Agreement; provided that the Purchasers' consent shall be required for the use of their names or the name of their investment advisor.

            4.6 This Agreement may be executed in separate counterparts, all of which shall constitute one agreement.

            4.7 All notices required or permitted to be given hereunder shall be personally delivered, sent by courier service or mailed by certified or registered mail, postage prepaid, to the respective parties at the addresses set forth herein and shall be deemed given upon receipt.

                           - SIGNATURE PAGE FOLLOWS -


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        PURCHASERS:


                                        FOREST HILL SELECT OFFSHORE, LTD.


                                        By: /s/ Mark A. Lee
                                            ------------------------------------
                                            Name: Mark A. Lee
                                            Title: Manager


                                        FOREST HILL SELECT FUND, L.P.


                                        By: /s/ Mark A. Lee
                                            ------------------------------------
                                            Name: Mark A. Lee
                                            Title: Manager


                                        LONE OAK PARTNERS L.P.


                                        By: /s/ Mark A. Lee
                                            ------------------------------------
                                            Name: Mark A. Lee
                                            Title: Manager


                                        COMPANY:

                                        MEDIABAY, INC.


                                        By: /s/ Jeffrey A. Dittus
                                            ------------------------------------
                                            Name: Jeffrey A. Dittus
                                            Title: Chief Executive Officer


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

                                   EXHIBIT A

                       Preferred Stock Purchase Agreement

See Exhibit No. 10.1.


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

                                                     EXHIBIT B

Purchase                                                 Purchase Price
--------                                                 --------------
Forest Hill Select Offshore Ltd.                             $ 20,000
Forest Hill Select Fund, L.P.                                $700,000
Lone Oak Partners L.P.                                       $180,000

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